                                  SCHEDULE 14A


                                 (Rule 14a-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                         OF THE SECURITIES EXCHANGE ACT
                             OF 1934 (AMENDMENT NO.)


Filed by the Registrant |X|


Filed by a Party other than the Registrant |_|


Check the appropriate box:

|_|  Preliminary Proxy Statement

|_|  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          APACHE MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


             (1) Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------

             (2) Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ----------------------------------------------------------------------------

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1)  Amount previously paid:
--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

(3) Filing party:
--------------------------------------------------------------------------------

(4) Date filed:
--------------------------------------------------------------------------------

                      [APACHE MEDICAL SYSTEMS, INC. LOGO]

                          APACHE MEDICAL SYSTEMS, INC.

                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102

                                                                  April 14, 1999

Dear Stockholder:

     You are cordially invited to attend the APACHE Medical Systems, Inc. Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time, Wednesday, May 12, 1999 at the Company's principal executive offices, 1650 Tysons Boulevard, Suite 300, McLean, Virginia 22102.

     The matters proposed for consideration at the meeting are the election of seven directors, the ratification of the adoption of the Company's Non-Employee Director Supplemental Stock Option Plan, the approval of the proposal to amend the Employee Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued under it, the ratification of the appointment of Ernst & Young LLP as the Company's auditors, and the transaction of other business as may come before the meeting or any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

     You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement and to ask questions about the Company and its operations.

     It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.

                                          Sincerely,
                                          /s/ PETER GLADKIN
                                          Peter Gladkin
                                          President and Chief Executive Officer

                          APACHE MEDICAL SYSTEMS, INC.
                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      ------------------------------------

     The Annual Meeting of Stockholders of APACHE Medical Systems, Inc. will be held on Wednesday, May 12, 1999 at 10:00 a.m. Eastern Daylight Time at the Company's principal executive offices, 1650 Tysons Boulevard, Suite 300, McLean, Virginia 22102, for the following purposes:

        1. To elect seven directors for the ensuing year;

        2. To ratify the adoption of the Company's Non-Employee Director Supplemental Stock Option Plan;

        3. To approve the proposal to amend the Employee Stock Option Plan;

        4. To ratify the appointment of Ernst & Young LLP as auditors; and

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Thursday, April 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

     The Company requests that all stockholders, whether or not you expect to attend the meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used.

     You are respectfully urged to read the Proxy Statement contained in this booklet for further information concerning the matters to be acted upon at the Annual Meeting and the use of the proxy. A copy of the Company's Annual Report for the fiscal year ended December 31, 1998 accompanies this Proxy Statement.

                                          By Order of the Board of Directors


                                          /s/ SCOTT A. MASON

                                          Scott A. Mason
                                          Secretary and Executive Vice President

April 14, 1999

                   IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE

                          APACHE MEDICAL SYSTEMS, INC.
                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102

                                PROXY STATEMENT

         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1999

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of APACHE Medical Systems, Inc. (the "Company" or "APACHE") to be held on Wednesday, May 12, 1999 at 10:00 a.m. Eastern Daylight Time, at the Company's principal executive offices, 1650 Tysons Boulevard, Suite 300, McLean, Virginia 22102. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting. This Proxy Statement and the proxy are being mailed to stockholders on or about April 14, 1999.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board of Directors "FOR" each of the proposals presented in this Proxy Statement. Those recommendations are described later in this Proxy Statement.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies which abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

     The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to the Company's Corporate Secretary at its principal executive offices as follows: APACHE Medical Systems, Inc., 1650 Tysons Boulevard, Suite 300, McLean, Virginia 22102, Attention: Corporate Secretary. If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting in person.

     The only items of business that the Board of Directors intends to present or knows will be presented at the Annual Meeting are the items discussed in this Proxy Statement. The proxy confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other items of business that may properly come before the meeting.

     All holders of record of the Common Stock of the Company at the close of business on April 1, 1999 will be eligible to vote at the annual meeting. As of April 1, 1999, the Company had 7,343,176 shares of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding. Each share is entitled to one vote.

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of March 5, 1999 by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers and the former executive officer of the Company named in the Summary Compensation Table under "Executive Compensation," and (iv) by all directors, nominees for director and executive officers of the Company as a group. The number of shares of Common Stock outstanding on March 5, 1999 was 7,343,176. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director or officer or is based on filings with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provide, among other things, that a person is deemed to be the beneficial owner of the Common Stock if such person, directly or indirectly, has or shares voting power or investment power in respect of such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the Common Stock. Unless otherwise indicated below, the address of those identified in the table is APACHE Medical Systems, Inc., 1650 Tysons Boulevard, Suite 300, McLean, Virginia 22102.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                       OWNED          OWNED
                  ------------------------                    ------------   ------------
Caremark, Inc.(1)...........................................     876,602        11.94%
Manning & Napier Advisors, Inc.(2)..........................     758,175        10.32%
Baxter Healthcare Corporation(3)............................     573,346         7.81%
New York Life Insurance Company(4)..........................     460,405         6.27%
Fairfax Partners/The Venture Fund of Washington, L.P.(5)....     454,546         6.19%
Allen & Company Incorporated(6).............................     367,308         5.00%
Peter Gladkin(7)............................................     134,100         1.79%
Gerald E. Bisbee, Jr., Ph.D.(8).............................     433,677         5.58%
James L. Elder, Jr.(9)......................................      31,279            *
Richard Dessimoz............................................           0            *
Scott A. Mason(10)..........................................     380,414         5.15%
Donald W. Seymour(11).......................................      45,988            *
Edward J. Connors(12).......................................      16,490            *
Thomas W. Hodson(13)........................................      35,490            *
William A. Knaus(14)........................................     432,542         5.88%
Lawrence S. Lewin(15).......................................      17,490            *
Violet Shaffer(16)..........................................      16,113            *
All Directors, Nominees and Executive Officers as a Group
  (13 persons)(17)..........................................   1,563,583        19.35%

---------------
  *  Represents less than 1% of the outstanding Common Stock

 (1) Stock ownership is based on a Schedule 13G filed May 18, 1998. Stock ownership includes 144,333 shares issuable upon exercise of vested warrants. Caremark, Inc. is a subsidiary of MedPartners, Inc. The address of Caremark, Inc., is 2215 Sanders Road, Suite 400, Northbrook, IL 60062.

 (2) Stock ownership is based on a Schedule 13G filed on February 2, 1999. Manning & Napier Advisors, Inc. is an investment adviser registered under the Investment Advisers Act of 1940. The address of Manning & Napier Advisors, Inc., is 1100 Chase Square, Rochester, NY 14604.

 (3) Stock ownership is based on a Schedule 13G filed on September 15, 1998. Baxter Healthcare Corporation shares the power to vote and dispose of the shares of Common Stock with Baxter

     International, Inc., the owner of 100% of the capital stock of Baxter Healthcare Corporation. The address of Baxter Healthcare Corporation is One Baxter Parkway, Deerfield, IL 60015.

 (4) Stock ownership is based on a Schedule 13G filed on February 13, 1997. New York Life Insurance Company is an insurance company as defined in Section 3(a)(19) of the Exchange Act. The address of New York Life Insurance Company is 51 Madison Avenue, Room 206, New York, NY 10010.

 (5) Stock ownership is based on a Schedule 13G filed on February 15, 1997. Fairfax Partners/The Venture Fund of Washington L.P. is a limited partnership. The address of Fairfax Partners/The Venture Fund of Washington L.P. is 8000 Towers Crescent Drive, Suite 940, Vienna, VA 22182.

 (6) Stock ownership is based on a Schedule 13G filed on February 11, 1999. Stock ownership includes shares issuable upon the exercise of 27,901 vested warrants. Allen & Company Incorporated is a registered broker-dealer under
     Section 15 of the Exchange Act. Allen & Company Incorporated shares the power to vote and dispose of the shares of Common Stock with Allen Holding, Inc. The address of Allen & Company Incorporated is 711 Fifth Avenue, New York, NY 10022.

 (7) Includes 134,000 shares of Common Stock issuable upon exercise of vested options.

 (8) Includes 432,677 shares of Common Stock issuable upon exercise of vested options. The address of Dr. Bisbee is 110 Wellesley Drive, New Canaan, CT 06840.

 (9) Includes 12,500 shares of Common Stock issuable upon exercise of vested options. Excludes 10,800 shares held by the Elder Family Dynasty Trust, of which Mr. Elder disclaims beneficial ownership.

(10) Includes 42,250 shares of Common Stock issuable upon exercise of vested options.

(11) Includes 16,583 shares of Common Stock issuable upon exercise of vested options.

(12) Includes 15,490 shares of Common Stock issuable upon exercise of vested options.

(13) Includes 25,490 shares of Common Stock issuable upon exercise of vested options.

(14) Includes 15,490 shares of Common Stock issuable upon exercise of vested options. Includes 9,300 shares purchased by Dr. Knaus in the names of his children. The address of Dr. Knaus is Department of Health, Evaluation Sciences, University of Virginia, School of Medicine, Charlottesville, VA 22908.

(15) Includes 15,490 shares of Common Stock issuable upon exercise of vested options.

(16) Includes 6,250 shares of Common Stock issuable upon exercise of vested options.

(17) Includes shares which may be acquired pursuant to outstanding options by the person or persons listed, as follows: Mr. Gladkin, 134,000; Dr. Bisbee, 432,677; Mr. Elder, 12,500; Mr. Mason, 42,250; Mr. Seymour, 16,583; Mr.
     Connors, 15,490; Mr. Hodson, 25,490; Dr. Knaus, 15,490; Mr. Lewin, 15,490;
     Ms. Shaffer, 6,250; other executive officers, 20,000.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

     Seven directors are to be elected to serve for a term of one year or until their respective successors are duly elected and qualified. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

                           NOMINEES FOR DIRECTORSHIPS

     The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

     Gerald E. Bisbee, Jr., Ph.D., 56. (President and Chief Executive Officer until December 31, 1997, Chairman of the Board of Directors from 1989 through November 5, 1997 and director since 1989). Dr. Bisbee is presently Chairman, President and Chief Executive Officer of ReGen Biologics, Inc., which conducts research and development, manufacturing and marketing of tissue engineering, biological and other orthopedic products and services. Before joining APACHE as Chairman and Chief Executive Officer in December 1989, Dr. Bisbee was the Chairman and Chief Executive Officer of the Hanger Orthopedic Group, Inc., which he created and financed. He founded and managed the Health Care Group of the Corporate Finance Department of Kidder, Peabody & Co., leaving to found Hanger in 1988. From 1978 until moving to Kidder, Peabody in 1984, he was President of the Hospital Research and Educational Trust, a new venture and product development company affiliated with the American Hospital Association. Dr. Bisbee also managed the Yale University Health Services, which included a 22,000-member health maintenance organization and the athletic medicine department. He is a director of Cerner Corporation and SG Pacific Funds, Inc. Dr. Bisbee received his B.A. from North Central College, his M.B.A. from the Wharton School of the University of Pennsylvania and his Ph.D. from Yale University, where his dissertation was instrumental in the development of Diagnosis Related Groups.

     Edward J. Connors, 70. (Director since 1990). Mr. Connors retired as the President and Chief Executive Officer of Mercy Health Services in 1993, where he had been employed since 1976, and he is currently acting as President Emeritus. Since 1993, Mr. Connors has been the President of Connors/Roberts & Associates, a healthcare consulting firm located in Morrisville, Vermont. He has also held academic and management leadership positions at the University of Michigan and its hospital in Ann Arbor and the University of Wisconsin Hospital in Madison. Mr. Connors has served as chair of the American Hospital Association Board of Trustees and of the American Healthcare Systems Board of Governors, as a Commissioner of the Joint Commission on Accreditation of Healthcare Organizations and on the Board of the American Hospital Association's Hospital Research and Educational Trust. In December of 1997, Mr. Connors completed his term as Chairman of the Board of Directors of Fletcher Allen Health Care in Burlington, Vermont. Fletcher Allen Health Care is an integrated, academically based health care delivery system involving 250 full-time physicians who serve on the faculty of the University of Vermont Medical School, two hospitals and several affiliated organizations. In January of 1998, Mr. Connors became the Chairman of the Board of Catholic Health East which has been formed through the merger of three Catholic systems and 12 religious congregations on the East Coast. In 1991, Mr. Connors was elected to membership in the Institute of Medicine of the National Academy of Science. He holds an M.H.A. degree from the University of Minnesota.

     Richard Dessimoz, 51. (Director since 1998). Mr. Dessimoz has been Vice President and Chief Executive Officer of Wabash National Finance Corporation since its inception in December 1991 and as Director of Wabash since December 1995. Prior to his employment by Wabash, he was employed from 1989 to 1991 by Premier Equipment Leasing Company as Chief Executive Officer and from 1985 to 1989 by Evans Transportation Company as Chief Operating Officer. Mr. Dessimoz holds a law degree from Northwestern University Law School and an M.B.A. with a concentration in finance from the University of Chicago Graduate School of Business.

     Peter Gladkin, 51. (Chief Executive Officer and Director since 1998). Mr. Gladkin has served as President and Chief Executive Officer and as a director of the Company since July 1998. Prior to joining the Company, Mr. Gladkin was President and Chief Operating Officer of Health Data Sciences Corporation ("HDS") from 1994 to 1996, as well as from 1996 to 1997 after HDS was acquired by Medaphis Corporation. Mr. Gladkin was with Hewlett Packard Company ("HP") from 1971 to 1994 during which time he was responsible for various sales, marketing, and business entities throughout the U.S., Europe and worldwide. From 1987 to 1994, while at HP, he was General Manager of the Healthcare Information Systems, a strategic business unit of HP's Medical Products Group.

     Thomas W. Hodson, 52. (Director since 1994 and Chairman of the Board of Directors since November 5, 1997 and acting Chief Executive Officer from December 31, 1997 to July 1998). Mr. Hodson has been a director and Vice Chairman and Chief Executive Officer of NeuroSource, Inc., a private company which manages neuromedical physician practices, since September 1, 1997 and until that time was an independent financial/strategic consultant since October 1996. From August 1992 until October 1996, he was the Senior Vice President, Chief Financial Officer and a director of Caremark International, Inc. Caremark was spun off in 1992 from Baxter International, Inc., a manufacturer and marketer of healthcare products, where Mr. Hodson had been Group Vice President for the Alternate Site businesses from April 1992 until November 1992. From 1990 until April 1992, Mr. Hodson was a Senior Vice President of Baxter, responsible for financial relations, strategic planning, acquisitions and divestitures and corporate communications. He holds a B.S. in business administration and economics from Lehigh University and an M.B.A. from the Harvard Business School.

     William A. Knaus, M.D., 52. (Director since 1994). Dr. Knaus was a founder of the Company and currently serves as the Company's Chief Scientific Advisor. Since October 1995, Dr. Knaus has been the Evelyn Troop Hobson Professor and Chairman of the Department of Health Evaluation Sciences at the University of Virginia School of Medicine and a Fellow of the American College of Physicians. In addition, Dr. Knaus currently serves as a consultant to the National Geographic Society. He was the founder and, from 1978 to October 1995, a director of the ICU Research Unit at George Washington University and developer of the APACHE prognostic scoring system. Dr. Knaus has been honored with an appointment as a professor at the University of Paris as well as numerous visiting lectureships at universities in Western Europe, New Zealand and Australia. He is a distinguished alumnus of both Widener and West Virginia Universities.

     Lawrence S. Lewin, 60. (Director since 1989). Mr. Lewin has acted as the Chief Executive Officer of the Lewin Group, a healthcare policy and management consulting firm he founded in 1970, which was successively acquired by ICF, Inc., in December 1987, and VHI, in December 1992. In May of 1996, the firm became part of Quintiles Transnational Inc. He serves as a Trustee of Intermountain Health Care, Inc., is a member of the Advisory Board of Hambrecht & Quist Healthcare Investors and Life Sciences Funds and is a director of Quintiles Transnational and Accountable Oncology Associates. Mr. Lewin holds an A.B. from Princeton's Woodrow Wilson School of Public and International Affairs and an M.B.A. from the Harvard Business School where he was a Baker Scholar. He is an elected member of the National Academy of Sciences/Institute of Medicine and serves on its governing council.

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the 1998 fiscal year, there were six meetings of the Board of Directors, two of which were telephonic meetings. Each director attended at least 75% of the aggregate total number of the meetings of the Board of Directors and the meetings of the Board Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Finance and Audit, and Compensation Committees, which deal with certain specific areas of the Board's responsibility. The Board of Directors does not have a standing nominating committee or other committee performing a similar function.

     The Finance and Audit Committee, which met three times in conjunction with meetings of the Board of Directors during the 1998 fiscal year, recommends the firm to be appointed as independent public accountants to audit the Company's financial statements and reviews the scope and results of the audit and other services provided by the Company's independent public accountants. The members of the Finance and Audit Committee until July 15, 1998 were Gerald E. Bisbee, Jr., Thomas W. Hodson, Lawrence S. Lewin and Francis G. Ziegler. Since July 15, 1998, the members of the Finance and Audit Committee have been Messrs. Bisbee, Hodson, and Lewin. Richard E. Dessimoz joined the committee in December 1998.

     The Compensation Committee, which met five times during the 1998 fiscal year, develops the Company's executive compensation philosophy and reviews and recommends the compensation programs for officers of the Company, including salaries and incentive compensation. The Compensation Committee also administers the Employee Stock Option Plan and the Employee Stock Purchase Plan. The members of the Compensation Committee until July 15, 1998 were Edward J. Connors, Thomas
W. Hodson, William A. Knaus, M.D. and Francis G. Zeigler. Since July 15, 1998, the members of the Compensation Committee have been Messrs. Connors, Hodson, and Knaus.

DIRECTOR COMPENSATION

     Directors who are not currently receiving compensation as officers or employees of the Company are entitled to reimbursement of expenses for attending each meeting of the Board of Directors and each meeting of any committee.

     William A. Knaus, M.D. is the Chief Scientific Advisor of the Company. While Dr. Knaus is not directly compensated for his services in that capacity, the Company pays the University of Virginia, his current employer, for services rendered to the Company by Dr. Knaus.

     The Company's directors who are not employees of the Company are eligible to participate in the Company's Non-Employee Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan is administered by the Chairman of the Board of Directors along with other directors, if any, selected by the Chairman. Pursuant to the Director Option Plan, non-employee directors of the Company receive options to purchase 2,500 shares of Common Stock in January of each year. The exercise price of the options is the fair market value of the Common Stock on the date of grant. Stock options granted under the Director Option Plan have a term of 10 years and are not exercisable during the first 12 months following grant. The Company has reserved 70,000 shares of Common Stock for issuance under the Director Option Plan. The Director Option Plan may be terminated by the Board of Directors at any time. Upon the occurrence of a Change of Control, as defined in the Director Option Plan, all outstanding unvested options under the Director Option Plan immediately vest.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or earned by the Chief Executive Officer, the four most highly compensated executive officers and a former executive officer of the Company for the last two fiscal years (the "Named Executive Officers"). None of the Named Executive Officers was employed by the Company in 1996. The information below does not reflect the cancellation of existing employee options and the issuance of new options with lower exercise prices effective January 2, 1998 and November 18, 1998. See "Report of the Compensation Committee of the Board of Directors -- Report on Repricing of Options."

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                            ANNUAL COMPENSATION                 ------------
                               ----------------------------------------------    NUMBER OF
                                                                 OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                 COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)     BONUS ($)       ($)        OPTIONS (#)        ($)
---------------------------    ----   ----------     ---------   ------------   ------------   ------------
Peter Gladkin(1).............  1998    $105,417            --        --           500,000        $225,800(2)
  Chief Executive Officer and
  President
Scott A. Mason(3)............  1998     180,042      $ 44,338        --           124,236          49,433(4)
  Secretary and Executive      1997     175,000       100,688        --           180,000          55,896(5)
  Vice President
Donald W. Seymour(6).........  1998     154,313        40,825        --            47,958              --
  Vice President of National   1997     150,000        70,465        --            40,000           4,704(7)
  Health Advisors
James L. Elder, Jr.(8).......  1998     162,020(9)     14,000                      30,000           6,446(10)
  Vice President of Sales      1997     118,365(11)        --                      50,000          19,189(12)
Violet Shaffer(13)...........  1998     128,594            --        --            30,000              --
  Vice President of Marketing  1997      29,406                                    15,750
Thomas W. Hodson(14).........  1998          --            --        --             2,500              --
  Director

---------------
 (1) Mr. Gladkin commenced employment with the Company on July 1, 1998. He has served as Chief Executive Officer and President since July 1998.
 (2) Includes $80,000 for moving expenses, $25,800 for consulting fees prior to his employment with the Company, $20,000 for travel expenses prior to employment and $100,000 which was paid to Mr. Gladkin as an advance against a pending contractual matter, which was resolved in the first quarter of 1999.
 (3) Mr. Mason's 1997 compensation includes payments from National Health Advisor, Ltd. ("NHA"). On June 2, 1997, the Company merged with NHA and Mr. Mason became an employee of the Company.
 (4) Includes $49,433 in life insurance premiums.
 (5) Includes $2,610 in health insurance premiums, $3,853 in long-term disability insurance premiums and $49,433 in life insurance premiums.
 (6) Mr. Seymour's 1997 compensation includes payments from NHA. On June 2, 1997, the Company merged with NHA and Mr. Seymour became an employee of the Company.
 (7) Includes $1,545 in health insurance premiums and $3,160 in long-term disability insurance premiums.
 (8) Mr. Elder commenced employment with the Company on June 23, 1997.
 (9) Includes $27,020.36 in commissions paid.
(10) Payment of moving expenses.
(11) Includes $47,750 in commissions paid.
(12) Payment of moving expenses.
(13) Ms. Shaffer commenced employment with the Company on September 22, 1997.
(14) Mr. Hodson served as the Company's acting President and Chief Executive Officer from January 1, 1998 to July 1, 1998.

                             OPTION GRANTS IN 1998

     The following table shows information with respect to grants of options to the Named Executive Officers for the fiscal year ended December 31, 1998. The options were granted under the Company's Employee Stock Option Plan. The information below does not reflect the cancellation of existing employee options and the issuance of new options with lower exercise prices effective January 2, 1998 and November 18, 1998. See "Report of the Compensation Committee of the Board of Directors -- Report on Repricing of Options."

                                                                                                       POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                              ---------------------------------------------------------------------    ANNUAL RATE OF STOCK
                                  NUMBER OF                                                           PRICE APPRECIATION FOR
                                  SECURITIES       % OF TOTAL OPTIONS                                     OPTION TERM(1)
                              UNDERLYING OPTIONS       GRANTED TO       EXERCISE PRICE   EXPIRATION   -----------------------
NAME                               GRANTED         EMPLOYEES IN 1998      ($/SH)(2)         DATE        5%($)       10%($)
----                          ------------------   ------------------   --------------   ----------   ---------   -----------
Peter Gladkin...............       500,000                46.7%              2.51           7/1/08    $790,000    $2,000,000
  Chief Executive Officer
  and President

Scott A. Mason..............        75,000                 7.0               0.54         12/21/08      25,500        64,500
  Secretary and Executive           10,000                 0.9               0.94         11/18/08       5,900        15,000
  Vice President                     5,625                 0.5               2.06          4/13/08       7,256        18,450
                                    13,611                 1.3               2.06          4/13/08      17,558        44,644
                                    20,000                 1.9               1.28          1/28/08      19,800        49,000

Donald W. Seymour...........        10,000                 0.9               0.94         11/18/08       5,900        15,000
  Vice President of National        10,000                 0.9               0.94         11/18/08       5,900        15,000
  Health Advisors                    2,333                 0.2               2.06          4/13/08       3,009         7,652
                                     5,625                 0.5               2.06          4/13/08       7,256        18,450
                                    20,000                 1.9               1.28          1/28/08      19,800        49,000

James L. Elder, Jr. ........        10,000                 0.9               0.94         11/18/08       5,900        15,000
  Vice President of Sales           20,000                 1.9               1.28          1/28/08      19,800        49,000

Violet Shaffer..............        10,000                 0.9               0.94         11/18/08       5,900        15,000
  Vice President of                 20,000                 1.9               1.28          1/28/08      19,800        49,000
  Marketing

Thomas W. Hodson............         2,500                 0.2               1.44           1/2/08       2,275         5,725
  Director

---------------
(1) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock options exercised, will depend on future performance of the Common Stock. No assurance can be given that the amounts reflected in these columns will be achieved.
(2) Options are granted at the fair market value on the date of grant which means the average of the highest and lowest quoted selling prices for the shares on the date of grant.

                          1998 YEAR-END OPTION VALUES

     The following table provides information regarding stock options held by the Named Executive Officers as of December 31, 1998. None of those individuals exercised any stock options during the 1998 fiscal year. The information below does not reflect the cancellation of existing employee options and the issuance of new options with lower exercise prices effective January 2, 1998 and November 18, 1998. See "Report of the Compensation Committee of the Board of
Directors -- Report on Repricing of Options."

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               NUMBER OF                       OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                SHARES                            YEAR-END(#)              FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                           EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
Peter Gladkin...............       0            $0          40,000         460,000          $0             $0
Scott A. Mason..............       0             0           4,375         299,861           0              0
Donald W. Seymour...........       0             0           4,375          83,583           0              0
James L. Elder, Jr. ........       0             0           2,500          77,500           0              0
Violet Shaffer..............       0             0           3,250          42,500           0              0
Thomas W. Hodson............       0             0          25,490               0           0              0

---------------
(1) Value is calculated by subtracting the exercise price per share from the last reported market price at December 31, 1998 and multiplying the result by the number of shares subject to the option.

EXECUTIVE EMPLOYMENT CONTRACTS

     In May 1998, the Company entered into an employment agreement with Mr. Peter Gladkin, the Company's President and Chief Executive Officer. The term of the agreement is from July 1, 1998 to July 1, 2000, unless extended by written agreement prior to April 1, 2000. The Company has the right to terminate the agreement without cause upon sixty days prior written notice, provided that the Company pays Mr. Gladkin's salary and continues his Company-provided health benefits, life insurance and other welfare benefits for a period of twelve months. In addition, any unvested stock options that would have vested within nine months after the termination date will vest upon termination.

     In June 1997, the Company entered into an employment agreement with Scott
A. Mason, the Secretary and Executive Vice President of the Company. The original term of the agreement was for twelve months from June 1997 with automatic twelve month extensions thereafter until terminated by Mr. Mason upon ninety days prior written notice. The Company has the right to terminate the agreement without cause upon ninety days advance written notice, provided that the Company pays Mr. Mason's salary and a portion of his bonus and continues his Company-provided health benefits, life insurance and other welfare benefits for a period of twelve months.

     In June 1997, the Company, through its wholly owned subsidiary National Health Advisors, Ltd. (NHA), entered into an employment agreement with Mr. Donald Seymour, Vice President of NHA. The term of the agreement is from June 2, 1997 to June 2, 1998 with automatic twelve month extensions thereafter unless terminated by the Company or Mr. Seymour upon ninety days prior written notice. The Company has the right to terminate Mr. Seymour without cause upon ninety days prior written notice, provided that the Company pays Mr. Seymour's salary and a portion of his bonus and continues his Company-provided health benefits, life insurance and other welfare benefits for a period of six months.

     In March 1998, the Company entered into an employment agreement with Mr. James L. Elder, Jr., the Company's Vice President of Sales. The term of the agreement is from January 1, 1998 to December 31, 1998 with automatic twelve month extensions thereafter unless terminated by the Company or Mr. Elder upon ninety days prior written notice. The Company has the right to terminate Mr. Elder without cause, provided that the Company pays Mr. Elder's salary and continues his Company-provided health insurance benefits for a period of twelve months.

     In April 1998, the Company entered into an employment agreement with Ms. Violet Shaffer, the Company's Vice President of Marketing. The term of the agreement is from January 1, 1998 to December 31, 1998 with automatic twelve month extensions thereafter unless terminated by the Company or Ms. Shaffer upon ninety days prior written notice. The Company has the right to terminate Ms. Shaffer without cause provided that the Company pays Ms. Shaffer's salary and Company-provided health benefits for a period of six months. The Company's Board of Directors has the discretion to extend the payment of Ms. Shaffer's salary and provision of her health benefits for an additional six months.

                    REPORT ON EXECUTIVE COMPENSATION OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation Committee of the Board is responsible for reviewing the Company's executive compensation program and policies each year and determining the compensation of the Company's executive officers. The Compensation Committee's decisions are made within parameters established by the Company's Board of Directors in the form of an overall executive compensation philosophy.

     The Company's compensation program and policies are designed to help the Company attract, motivate and retain individuals of outstanding ability in key positions in order to maximize return to stockholders. The primary objectives of the Company's executive compensation program are to: (1) provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies in the decision support industry at comparable levels of performance; (2) ensure that executive's total compensation levels vary based on both the Company's short-term financial performance, and growth in stockholder value over time; (3) focus and motivate executives on the achievements of defined objectives; and (4) reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives. In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these objectives.

     During 1998, the Compensation Committee performed an annual review of the Company's compensation program for senior executives. This annual review was conducted as a follow-up to the major review of the Company's compensation program for senior executives that the Company undertook in 1996. During the 1996 review, the Committee concluded that the Company's most direct competitors for executive talent are in the decision support industry. The Committee principally compared the Company to a self-selected group of decision support companies of comparable size (the "Compensation Comparable Group"). The Compensation Comparable Group is similar, but not identical to, the peer performance group used in calculating the cumulative total return discussed under "Company Performance" below. Based upon the recommendations of consultants engaged on the project, the Committee established as a goal compensation ranges for executive personnel nominally based on the 50th percentile of competitive data for similarly sized decision support organizations.

     During 1998, Board of Directors successfully recruited a new President and Chief Executive Officer, Vice President of Finance and Chief Financial Officer, and Vice President, Corporate Counsel.

     In response to (1) significant turnover among the Company's senior management personnel and (2) concerns and recommendations expressed in September 1998 by the Company's Chief Executive Officer, the Company has implemented certain changes in its policies with respect to stock options for senior staff, as discussed below under "Long-Term Incentive Compensation." In addition, the Company entered into employment agreements with members of its senior staff that are designed to provide additional assurances to these key employees.

     The Compensation Committee will annually revisit the manner in which it implements the Company's compensation policies in connection with executive staff. However, the Company's policies will continue to be designed to align the interests of the Company's executives and senior staff with the long-term interests of the stockholders.

     The Company's executive compensation programs, which include no special perquisites, consist of three principal elements: base salary; short-term incentive cash payments; and long-term stock options, each of which is discussed below.

BASE COMPENSATION

     Generally, in establishing compensation the Compensation Committee believes that positions are competitively paid if the executive's salary falls within P20% of the 50th percentile of the comparison group for base salary. The Compensation Committee reviews annually updated competitive salary and total compensation levels for executive staff. Individual adjustments are determined within the total executive compensation budget as approved by the Compensation Committee and are based upon individual achievement and contribution. Salary decisions are made as part of the Company's structured annual review process and upon the recommendation to the Compensation Committee by the Chief Executive Officer.

SHORT-TERM INCENTIVE COMPENSATION

     The Company's compensation philosophy emphasizes incentive pay to leverage both individual and organizational performance and to raise the Company's total compensation position in the marketplace. The Committee's guideline is that base salary and short-term incentive compensation, if earned, should nominally place executives in the 60th percentile of the comparison group for total base and bonus compensation. The Company's short-term incentive compensation program rewards executives for accomplishing annual financial, operational, and individual objectives. The program provides varied award opportunities that correspond to each participant's level of responsibility and influence on strategic initiatives and operations of the Company. The annual incentive program is funded only if specific financial goals are achieved at threshold levels. In 1998, certain executives participated in the incentive compensation program at targeted levels (as a percentage of base salaries) ranging between 10% and 70%. Participants in the incentive compensation program receive bonus payments that include awards for financial performance (measured by Company revenues and earnings per share) as well as operational and individual achievement of goals. Eligible executives with the Company's National Health Advisors unit received bonuses for 1998 consistent with that business unit's historical bonus program.

LONG-TERM INCENTIVE COMPENSATION

     The Company's stockholders approved in 1996 the adoption of a stock option plan that is designed to reward employees for long-term growth consistent with stockholder return. The ultimate value of the long-term incentive compensation awards is dependent on the actual performance of the Company's stock price over time.

     In mid-December 1997, the Company's senior staff recommended to the Board of Directors that the Company's approach to the granting of stock options be changed in a manner designed to minimize employee turnover and encourage focus on the Company's 1998 business plan. In response to these recommendations and for the reasons discussed below under the heading "Report on Repricing of Options," effective January 2, 1998, the Board of Directors cancelled outstanding options held by the Company's employees and consultants, including the Company's senior staff (other than the Company's former President and Chief Executive Officer), and issued replacement options with exercise prices of $2.00 per share.

     In addition, the senior staff recommended an approach for 1998 performance-based option grants. At meetings of the Compensation Committee and Board of Directors held on December 17, 1997 and January 28, 1998, the Compensation Committee and the Board of Directors considered and granted an aggregate of 156,000 performance-based incentive stock options to twelve members of the Company's senior staff effective January 28, 1998. The exercise price of these options is equal to the average of the high and low prices of the Common Stock on January 28, 1998, or $1.28 per share. A portion of the options vested based on the Company's realization of performance targets for the first quarter of 1998. The balance of the options will vest on the fifth anniversary of the grant date, January 28, 2003, provided the employee remains employed by the Company at that time.

     In November 1998, the Company's Board of Directors authorized a repricing program which allowed current, active employees to reprice all of their outstanding options to purchase Common Stock of the Company for a like number of shares. The exercise price of these options is equal to the average of the high and low prices of the Common Stock on November 18, 1998, or $0.9375 per share. The vesting schedule remains unchanged. Options previously issued to non-employees were not repriced.

     Also in November 1998, the Chief Executive Officer recommended and the Board of Directors approved and granted 10,000 incentive stock options to each Vice President and Executive Vice President. The options were granted on November 18, 1998 at a price of $0.9375 per share. The options will vest over five years but the vesting will be accelerated at the end of 1999 if the Company meets certain revenue and operating profit goals during 1999.

CEO COMPENSATION

     The Compensation Committee established the compensation of Peter Gladkin, the Company's Chief Executive Officer since July 1998, using the criteria discussed previously. Mr. Gladkin's 1998 salary was determined based on the Compensation Committee's overall assessment of Mr. Gladkin's performance capabilities and competitive market data on salary levels within the Compensation Comparable Group. Mr. Gladkin's performance was reviewed in November 1998 with a view to his accomplishment of certain goals relating to long-term profitability and short-term and long-term growth. Incentive compensation for Mr. Gladkin was based upon achievement of Company-wide financial and operating performance and achievement of individual goals. Mr. Gladkin was granted a bonus in the form of stock options in January 1999 with respect to performance during the year ended December 31, 1998 as per the terms of his employment agreement.

     Thomas Hodson, a member of the Company's Board of Directors, served as the Company's acting Chief Executive Officer from January 1998 to July 1998. Mr. Hodson did not receive a salary or other compensation from the Company for his service as the acting Chief Executive Officer.

     Dr. Bisbee, the Company's former Chairman, Chief Executive Officer and President, resigned as Chairman on November 5, 1997 and as President and Chief Executive Officer effective at the close of business on December 31, 1997. Under Dr. Bisbee's Employment Agreement, entered into during April 1997, Dr. Bisbee is entitled to a continuation of his salary and Company-provided health benefits, life insurance, and other welfare benefits during 1998 and 1999. Dr. Bisbee remains a member of the Company's Board of Directors, and his outstanding vested options may be exercised until six months following the expiration of his tenure as a member of the Company's Board of Directors, which is the period applicable to Board members generally.

COMPENSATION DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of the limit. The Compensation Committee believes that it has structured its current compensation programs in a manner to preserve full deductibility to the Company of executive compensation under the Code. The Compensation Committee will continue to assess the impact of
Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

REPORT ON REPRICING OF OPTIONS

     During 1998, the Company continued to experience significant turnover of personnel. This turnover, which was unacceptably high during 1997 and continued into 1998, is a matter of concern to the Company's Board of Directors.

     As discussed above, in mid-December, 1997 the Company's senior staff, including all of its vice presidents, recommended to the Board of Directors that existing employee stock options should be cancelled and replaced with new non-qualified stock options with lower exercise prices. This proposal was initially discussed by the Compensation Committee of the Board on December 17, 1997 and then considered at a meeting of the Board of Directors held on December 31, 1997. The Board was concerned about the impact on stockholders of the cancellation of old options and issuance of replacement options at a lower exercise price. However, the Board concluded that, because of the highly unusual circumstances, the senior staff's recommendation was in the interests of the Company and its stockholders. Among other things, the Board was eager to reward members of the senior staff who had demonstrated loyalty to the Company, and felt that the senior staff's recommendation was important to the retention and the motivation of the senior staff, who are essential to the Company's on-going business.

     Several features of the new options are designed to preserve the interests of stockholders. Rather than granting the options with an exercise price equal to the then fair market price per share, the exercise price was established at $2.00 per share, or $.56 (38%) in excess of the average market price on January 2, 1998, the effective date of the new non-qualified stock options. The new options vest 20% immediately at the date of grant for employees who have been with the Company for at least one year (but are not exercisable until July 2, 1998) and 20% on January 2, 1999, 2000, 2001, and 2002. For employees who have been with the Company for less than one year, options vest 20% each year for five years from the date of grant.

     Options for an aggregate of 502,073 shares held by existing employees and consultants were repriced effective January 2, 1998 as part of the action described above. The Board determined not to reprice any options held by Dr. Bisbee or members of the Board of Directors as part of this action.

     In November 1998, the Company's Board of Directors authorized a repricing program which allowed current, active employees to reprice all of their outstanding options to purchase Common Stock of the Company for a like number of shares. The exercise price of these options is equal to the average of the high and low prices of the Company's Common Stock on November 18, 1998, or $0.9375 per share. The vesting schedule remains unchanged. Options previously issued to non-employees were not repriced. In connection with this repricing, the Company and Mr. Gladkin agreed to amend his employment agreement to reprice 200,000 options as set forth in the table below. Of the 500,000 options granted to Mr. Gladkin in 1998, 300,000 options were not repriced and remain at their original exercise price.

     The table below sets forth information with respect to the repricing of options held by any executive officer of the Company, including the Named Executive Officers, since the completion of the Company's initial public offering.

                               OPTION REPRICINGS

                                                                    AVERAGE OF THE                               LENGTH OF
                                                                     HIGH AND LOW                                 ORIGINAL
                                                       NUMBERS OF     PRICES OF                                 OPTION TERM
                                                       SECURITIES       COMMON                                  REMAINING AT
                                           EFFECTIVE   UNDERLYING       STOCK          EXERCISE        NEW        DATE OF
                                            DATE OF     OPTIONS       AT TIME OF     PRICE AT TIME   EXERCISE   REPRICING IN
NAME AND POSITION                          REPRICING    REPRICED      REPRICING      OF REPRICING     PRICE      YEARS/DAYS
-----------------                          ---------   ----------   --------------   -------------   --------   ------------
Regina Campbell..........................  11/18/98      50,000          $0.94           $1.22        $0.94        9/300
    Vice President, Corporate Counsel
James L. Elder, Jr.......................  01/02/98      50,000           1.44            7.00         2.00        9/172
    Vice President of Sales                11/18/98      50,000           0.94            2.00         0.94         9/71
                                           11/18/98      20,000           0.94            1.28         0.94        8/217
Peter Gladkin............................  11/18/98     200,000           0.94            2.51         0.94        9/225
    President and Chief Executive Officer

                                                                    AVERAGE OF THE                               LENGTH OF
                                                                     HIGH AND LOW                                 ORIGINAL
                                                       NUMBERS OF     PRICES OF                                 OPTION TERM
                                                       SECURITIES       COMMON                                  REMAINING AT
                                           EFFECTIVE   UNDERLYING       STOCK          EXERCISE        NEW        DATE OF
                                            DATE OF     OPTIONS       AT TIME OF     PRICE AT TIME   EXERCISE   REPRICING IN
NAME AND POSITION                          REPRICING    REPRICED      REPRICING      OF REPRICING     PRICE      YEARS/DAYS
-----------------                          ---------   ----------   --------------   -------------   --------   ------------
Scott A. Mason...........................  01/02/98     180,000           1.44            6.88         2.00        9/151
    Executive Vice President and
    Secretary                              11/18/98     180,000           0.94            2.00         0.94        8/196
                                           11/18/98      20,000           0.94            1.28         0.94         9/71
                                           11/18/98      13,611           0.94            2.06         0.94        9/146
                                           11/18/98       5,625           0.94            2.06         0.94        9/146
Karen C. Miller..........................  11/18/98      50,000           0.94            1.94         0.94        9/317
    Vice President, Finance and Chief
    Financial Officer
Donald W. Seymour........................  01/02/98      40,000           1.44            6.88         2.00        9/151
    Vice President of Consulting           11/18/98      40,000           0.94            2.00         0.94        8/196
                                           11/18/98      20,000           0.94            1.28         0.94         9/71
                                           11/18/98       2,333           0.94            2.06         0.94        9/146
                                           11/18/98       5,625           0.94            2.06         0.94        9/146
Violet Shaffer...........................  01/02/98      15,000           1.44            3.47         2.00        9/263
    Vice President of Marketing            11/18/98      15,000           0.94            2.00         0.94        8/308
                                           11/18/98         750           0.94            1.44         0.94        8/308
                                           11/18/98      20,000           0.94            1.28         0.94         9/71

                                          The Compensation Committee:

                                          Edward J. Connors, Chairman
                                          Thomas W. Hodson
                                          William A. Knaus, M.D.

     The report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

                      RATIFICATION OF THE ADOPTION OF THE
              NON-EMPLOYEE DIRECTOR SUPPLEMENTAL STOCK OPTION PLAN

                                  (PROPOSAL 2)

     In March 1999, the Board adopted, subject to shareholder approval, the Company's Non-Employee Director Supplemental Stock Option Plan (the "Supplemental Stock Option Plan") and authorized that 120,000 shares of the Company's Common Stock be reserved for issuance upon exercise of options granted under the Director Stock Option Plan.

     The Board believes that the ownership of Common Stock by directors supports the maximization of long-term stockholder value by aligning the interests of directors with those of stockholders. The plan is designed to facilitate the ownership of Common Stock by non-employee directors by providing for the grant of stock options to non-employee directors.

     Approval of the adoption by the Board of the Supplemental Stock Option Plan requires the affirmative vote of the holders of a majority of the votes cast at the meeting.

     If the Supplemental Stock Option Plan is approved, the grant of an option by the Board of Directors on January 26, 1999 to each of Messrs. Bisbee, Connors, Dessimoz, Hodson, Knaus and Lewin to purchase 16,700 shares of Common Stock at a price of $1.25 per share will become effective.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE ADOPTION OF THE SUPPLEMENTAL STOCK OPTION PLAN.

     The essential features of the Supplemental Stock Option Plan are outlined below. This description is qualified in its entirety by the complete Supplemental Stock Option Plan, a copy of which is attached as Appendix A. Subject to stockholder approval of the Supplemental Stock Option Plan, the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering 120,000 shares of Common Stock issuable under the Supplemental Stock Option Plan.

     General. The purpose of the Supplemental Stock Option Plan is to enable the Company to attract, retain and reward qualified non-employee directors by offering them an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success. By permitting options to be granted on a discretionary basis, the Supplemental Stock Option Plan gives the Company more flexibility to address special situations than is possible under the existing APACHE Medical Systems, Inc. Non-Employee Director Stock Option Plan. The Supplemental Stock Option Plan is intended to apply to the supplemental grant of an option to purchase 16,700 shares of Common Stock to each non-employee director by the Board on January 26, 1999. Options granted under the Supplemental Stock Option Plan shall be nonqualified stock options.

     Eligibility. Options shall be granted under the Supplemental Stock Option Plan solely to individuals who are non-employee members of the Board of Directors on the date of grant (the "Participants"). The term "Non-Employee Directors" shall have the meaning ascribed to it in Rule 16b-3(b)(3) of the Exchange Act.

     Administration. The Supplemental Stock Option Plan will be administered by a committee composed of at least two Non-Employee Directors (the "Committee"). Members of the Committee shall be designated by the Chairman of the Board and shall include the Chairman of the Board if the Chairman is also a Non-Employee Director. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Supplemental Stock Option Plan.

     The Committee shall have the authority to construe and interpret the Supplemental Stock Option Plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Supplemental Stock Option Plan, options may be subject to such provisions as the Committee may deem advisable, and may be amended by the Committee from time to time. No amendment, however, may adversely affect the rights of the holder of an Option without such holder's consent.

     No member of the Committee shall be liable for any action or determination made in good faith with respect to the Supplemental Stock Option Plan or any option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Supplemental Stock Option Plan, unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

     In addition to the authority otherwise expressly granted to the Board under the Supplemental Stock Option Plan, the Board at its discretion may carry out any of the functions of the Committee as set forth in the Supplemental Stock Option Plan.

     Shares subject to the Supplemental Stock Option Plan. The aggregate shares of Common Stock that may be issued under the Supplemental Stock Option Plan shall not exceed 120,000, as adjusted in accordance with the provisions set forth below (see "Adjustment Provisions"). If any option granted under the Supplemental Stock Option Plan (the "Option") should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options under the Supplemental Stock Option Plan. However, the number of shares of Common Stock issued under the Supplemental Stock Option Plan may never exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes, or withheld or surrendered in full or partial payment of the exercise price of an Option as permitted under the terms of the Supplemental Stock Option Plan (see "Terms and Conditions" below) shall be added to the aggregate shares of Common Stock available for issuance.

     Adjustment Provisions. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, a merger, a sale of assets or any such similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Supplemental Stock Option Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value (as that term is defined in the Supplemental Stock Option Plan) and other price determinations applicable to Options pursuant to the terms set forth in the Supplemental Stock Option Plan.

     Terms and Conditions. Each Option granted under the Supplemental Stock Option Plan shall be evidenced by an agreement, in a form approved by the Committee. Each Option shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate that are not inconsistent with the provisions of the Supplemental Stock Option
Plan:

          Timing of Option Grants and Number of Underlying Shares. Options shall be granted to such Participants as the Committee may designate, at such times as the Committee may determine. Each Option agreement shall designate the number of shares of Common Stock underlying the Options to which the agreement pertains.

          Exercise Price. The per share exercise price of each Option granted under the Supplemental Stock Option Plan shall be 100% of the Fair Market Value per share of Common Stock at the date the Option is granted.

          Vesting of Options. Each Option agreement shall specify the manner in which the Option shall vest.

          Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period.

          Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a fair market value equal to the exercise price, or (iv) by a combination of (i), (ii) and (iii).

     Termination of Options Upon Termination Due to Disability or Death. Upon the termination of a Participant's membership on the Board by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, (a "Disability")) or death, such Participant's Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

     Termination of Options Upon Termination Other than for Cause. Upon the termination of a Participant's membership on the Board or for any reason other than for Cause (as defined below -- see "Termination of Options Upon Termination for Cause"), Disability or death, such Participant's Options (to the extent vested prior to such termination) may be exercised by such Participant during the three month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such three month period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date or the expiration of the term of the Options.

     Termination of Options Upon Termination for Cause. Upon termination of a Participant's membership on the Board for Cause, the Participant's right to exercise his or her Options shall terminate at the time notice of termination is given by the Company to such Participant. "Cause" is defined to include (i) the commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law; (ii) a material breach of any material duty or obligation imposed upon the Participant by the Company; (iii) divulging the Company's information; or (iv) the performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

     Term of Plan. The Supplemental Stock Option Plan shall continue until terminated by the Board or until no Common Stock remains available for issuance under the Supplemental Stock Option Plan, whichever occurs first.

     Change in Control. In the event of a Change in Control, all outstanding Options shall fully vest in each Participant. "Change in Control" shall have the meaning ascribed to it in the Supplemental Stock Option Plan.

     Nontransferability. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.

     Amendment or Discontinuance of the Plan. The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Supplemental Stock Option Plan or any Option granted thereunder or may at any time terminate the Supplemental Stock Option Plan. However, the Board may not take any action that would cause the Supplemental Stock Option Plan to fail to comply with Rule 16b-3(b)(3) of the Exchange Act or any other applicable law or exchange requirements. No such action shall materially and adversely affect any outstanding Options without consent of the respective Participants.

     Effective Date of the Supplemental Stock Option Plan. The Supplemental Stock Option Plan is effective on January 1, 1999, provided that it is submitted for approval by the holders of a majority of the outstanding shares of Common Stock of the Company within 12 months thereafter. Options granted prior to such stockholder approval shall become null and void if such stockholder approval is not obtained.

     Withholding Taxes. The Company may withhold, or allow a Participant to remit to the Company, any federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, the number of shares of such withheld or surrendered Common Stock may be sufficient to satisfy all or a portion of such income tax liability.

     Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of rights granted under the Supplemental Stock Option Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, the administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

                          RATIFICATION OF THE PROPOSAL
                    TO AMEND THE EMPLOYEE STOCK OPTION PLAN

                                  (PROPOSAL 3)

     The Board of Directors of the Company has adopted, and recommends to stockholders for approval, the further amendment and restatement of the Employee Stock Option Plan of APACHE Medical Systems, Inc. (the "Employee Option Plan") to increase the number of shares reserved for issuance under the Employee Option Plan by 500,000 from 2,200,000 to 2,700,000.

     The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required to approve the amendment and restatement of the Employee Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

     If the amendment and restatement of the Employee Option Plan is approved, approximately 10,000 shares of Common Stock underlying an option previously granted to Peter Gladkin, the Company's President and Chief Executive Officer, will become available for issuance upon exercise of the option by Mr. Gladkin.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND AND RESTATE THE EMPLOYEE OPTION PLAN.

THE EMPLOYEE OPTION PLAN

     The following summary of the material provisions of the Employee Option Plan reflects the amendment proposed for approval by the shareholders at the Annual Meeting.

     General. The Employee Option Plan as adopted by the Board of Directors of the Company and approved by the Company's stockholders was originally effective as of November 8, 1990 and amended and restated as of April 1, 1996, May 1, 1997 and February 23, 1998. The Employee Option Plan provides for the grant of stock options to employees of the Company or its subsidiaries, including employees who are officers and/or members of the Board, and to any non-employee (with the exception of non-employee directors) who is a consultant or advisor to the Company. Unless terminated sooner by the Board, the Employee Option Plan will terminate on April 1, 2006.

     Shares Subject to the Plan. Pursuant to the Employee Option Plan as originally effective as of November 8, 1990, the Company reserved 1,700,000 shares of Common Stock for issuance under the Employee Option Plan. The Employee Option Plan was amended as of May 1, 1997 to increase the number of reserved shares to 2,200,000 shares of Common Stock. A description of the Board's proposal to increase the number of reserved shares to 2,700,000 shares is included below under the caption "Increase Number of Shares Reserved for Issuance." As of December 31, 1998, options on 1,894,715 shares of Common Stock were outstanding under the Employee Option Plan.

     Plan Administration. The Employee Option Plan is administered by the Compensation Committee of the Board. The Committee has the authority and discretion, subject to the provisions of the Employee Option Plan, to select persons to whom options will be granted, to designate the number of shares to be covered by options, to specify the type of consideration to be paid to the Company, and to establish all other terms and conditions of each stock option.

     Terms and Conditions of Options. The exercise price for a stock option may not be less than the fair market value of the Company's Common Stock on the date the stock option is granted. Stock options granted under the Employee Option Plan may not be transferred other than by will or by the laws of descent and distribution. Upon the occurrence of a Change of Control, as defined in the Employee Option Plan, all outstanding unvested options under the Employee Option Plan immediately vest.

     Nature of Options. Options granted under the Employee Option Plan may be either "incentive stock options" ("ISOs"), as defined under the tax laws, or non-qualified stock options. ISOs may be granted only to employees of the Company and are subject to certain additional limitations relating to such things as employment status, minimum exercise price, length of the exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of an ISO.

     Plan Amendment. Pursuant to the Employee Option Plan as originally effective as of November 8, 1990, a majority of the Board of Directors of the Company could, without further action of the stockholders, terminate, alter, amend or suspend the Employee Option Plan, provided that the Board did not materially increase participants' benefits or the number of shares issuable under the Employee Option Plan, materially modify the eligibility requirements for participation in the Employee Option Plan, or take any action that would cause the Employee Option Plan to fail to comply with certain applicable federal tax or securities laws. In addition, any action taken by the Board could not materially and adversely affect any options outstanding under the Employee Option Plan without the consent of the participants.

     Due to revised securities regulations that increased the ability of a company's board of directors to amend employee benefit plans while maintaining the exempt status of option grants under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Employee Option Plan was amended, effective May 1, 1997, to permit the Board of Directors of the Company to materially increase benefits to participants and to materially modify eligibility requirements without receiving stockholder consent, so long as the amendments to the Employee Option Plan do not materially adversely affect any outstanding options. Stockholder approval remains necessary to increase the number of shares of Common Stock subject to the Employee Option Plan, and the approval of the participants in the Employee Option Plan remains necessary to amend the Employee Option Plan in any manner that would have a material adverse effect on outstanding options.

     In February 1998, the Employee Option Plan was further amended and restated to make certain minor technical changes. None of these changes had a material effect on the terms of the Employee Option Plan.

     Tax Consequences. Certain federal income tax consequences are associated with (i) the grant of a stock option under the Employee Option Plan, (ii) the exercise of such option and (iii) the disposition of shares received upon the exercise of an option. The following description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences applicable to a participant under the Employee Option Plan. Accordingly, information relating to tax consequences is qualified in its entirety by reference to current tax laws.

     Non-Qualified Stock Options. The grant of a non-qualified option (including any option exceeding any additional limitations on ISOs) to a participant will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Employee Option Plan should not have a readily ascertainable fair market value because they are not actively traded on an established securities market, are not transferable, are not immediately exercisable in full upon grant and have more than a nominal exercise price. Accordingly, the participant will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

     Upon the exercise of a non-qualified stock option, the participant generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. The amount and character of any gain or loss realized on a subsequent disposition of Common Stock by the participant generally would depend on, among other things, whether an election under the Internal Revenue Code of 1986, as amended (the "Code") Section 83(b) with respect to such shares had been made and the length of time such shares had been held.

     Incentive Stock Options. There are no federal income tax consequences associated with the grant of an ISO to an employee. In contrast to the exercise of a non-qualified stock option, the exercise of an ISO will not cause an employee to recognize taxable income for regular income tax purposes (although the employee could be subject to an alternative minimum tax liability as described below). If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized by the participant on the subsequent sale or exchange of such shares generally would be treated as long-term capital gain. The amount of this gain generally will equal the "spread" between the sales price and the exercise price of the Common Stock. If the shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee that would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income. The amount of such gain that would be characterized as ordinary income would not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

     Upon exercise of an ISO by an employee, the alternative minimum taxable income of such employee must be determined as if such ISO were a non-qualified stock option. Accordingly, he or she will be required to include as alternative minimum taxable income the excess (if any) of the value of the shares received upon exercise as of the date such shares are vested over the amount paid for such shares. He or she would then be required to pay the greater of his or her regular or alternative minimum tax liability computed with respect to such year.

     Withholding Taxes. The Company may condition the exercise of any option under the Employee Option Plan on the receipt of an amount sufficient to pay, and will deduct from the compensation of a holder of an option under the Employee Option Plan, the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the participant with respect to such options and the exercise thereof.

     Compensation Deduction. To the extent compensation income is recognized by a participant in connection with the exercise of a non-qualified stock option or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally will be entitled to a corresponding compensation deduction (assuming the withholding requirements are satisfied).

     Outstanding Options. The number of shares acquirable pursuant to stock options that will be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company under the Employee Option Plan is not currently determinable. As of December 31, 1998, options to purchase an aggregate of 1,017,944 shares had been granted under the Employee Option Plan to the Company's Chief Executive Officer and the other four most highly compensated executive officers as follows: Mr. Gladkin, 500,000; Mr. Elder, 80,000; Mr. Mason, 304,236; Mr. Seymour, 87,958; Ms. Shaffer, 45,750. As
of the same date, options to purchase 1,137,944 shares had been granted to all current executive officers as a group. Also as of December 1998, options to purchase 756,771 shares had been granted to plan participants, excluding the Company's executive officers.

     Increase Number of Shares Reserved for Issuance. As of December 31, 1998, stock options covering 1,894,715 shares of Common Stock were outstanding under the Employee Option Plan and 305,285 shares were available for future awards. The Board of Directors has adopted, subject to shareholders approval, a proposal that the Employee Option Plan be amended and restated to increase the aggregate number of shares of Common Stock that may be issued under the Employee Option Plan to 2,700,000, thereby assuring that sufficient shares are available for future grants.

     If the Board's proposal is approved by stockholders, the Employee Stock Option Plan of APACHE Medical Systems, Inc. will be amended and restated effective January 1, 1999.

                         RATIFICATION OF APPOINTMENT OF
                          INDEPENDENT PUBLIC AUDITORS

                                  (PROPOSAL 4)

INDEPENDENT ACCOUNTANTS FOR 1999

     The Board of Directors, upon the recommendation of its Finance and Audit Committee, has selected Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 1999. Such firm has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company. Currently, the Company's Finance and Audit Committee is composed of Messrs. Bisbee, Hodson, Lewin and Dessimoz and has responsibility for recommending the selection of auditors.

     The Company accepted the resignation of Arthur Andersen LLP ("AA") as the Company's independent public accountant on October 29, 1998. AA did not include an adverse opinion or a disclaimer of opinion in its report on the Company's financial statements for the 1997 fiscal year. AA did not qualify or modify its report as to uncertainty, audit scope or accounting principles. AA did not disagree with the Company on accounting principles or practices, financial statement disclosure or auditing scope or procedure during the 1997 fiscal year and the subsequent interim period from January 1, 1998 to December 8, 1998 in a manner which, if not resolved to the satisfaction of AA, would have caused AA to reference the disagreement in conjunction with its report in the financial statements for the period. There were no reportable events as described in Item 304 of Regulation S-K promulgated under the Securities Act of 1933.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders. Such persons will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons serve as members of the Company's Compensation Committee during the 1998 fiscal year: Edward J. Connors, Thomas W. Hodson, and William A. Knaus, M.D. Mr. Connors served as Chairman of the Compensation Committee.

     From January 1, 1998 to July 1, 1998, Thomas W. Hodson, a member of the Board of Directors, assumed the responsibilities of acting Chief Executive Officer. In addition, a Management Committee comprised of Mr. Hodson, director Edward J. Connors, Executive Vice President Scott A. Mason, and Vice President of Operations Donna J. Myers was formed to oversee the day-to-day operations of the Company pending the identification of a new Chief Executive Officer. In July 1998, the Management Committee was dissolved after Peter Gladkin was hired as President and Chief Executive Officer. See "Information Concerning The Board of Directors and Its Committees -- Director Compensation."

     William A. Knaus, M.D. is the Chief Scientific Advisor of the Company. While Dr. Knaus is not directly compensated for his services in that capacity, the Company pays the University of Virginia, his current employer, for services rendered to the Company by Dr. Knaus.

     No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or the Compensation Committee.

                              COMPANY PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Common Stock of APACHE Medical Systems, Inc. from June 28, 1996 through December 31, 1998 with the cumulative total return on the Nasdaq Stock Market -- U.S. and the cumulative total return on the stock of a group of public companies in the healthcare information business (the "Peer Group"). The Peer Group, which was selected by the Company, is comprised of: Celeris Corp., HCIA, Inc.; Impath Laboratories, Inc.; Mecon, Inc.; Oacis Health Care Holdings Corp.; and Vitalcom, Inc. The Company did not pay any dividends during this period. The Nasdaq Stock Market -- U.S. and the stock prices of the companies in the Peer Group are published daily.

     The graph assumes an investment of $100 in each of APACHE Medical Systems, Inc., the NASDAQ Stock Market -- U.S. and the Peer Group on June 28, 1996. The comparison also assumes that all dividends are reinvested and that the Peer Group Returns are weighted for market capitalization.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      AMONG APACHE MEDICAL SYSTEMS, INC.,
            THE NASDAQ STOCK MARKET -- U.S. INDEX AND THE PEER GROUP

                                    [GRAPH]

                                                 APACHE MEDICAL SYSTEMS,          NASDAQ STOCK
                                                          INC.                 MARKET--U.S. INDEX              PEER GROUP
                                                 -----------------------       ------------------              ----------
June 28, 1996                                           $100.00                     $100.00                     $100.00
December 31, 1996                                        $87.24                     $108.65                      $46.75
December 31, 1997                                        $10.46                     $133.61                      $28.74
December 31, 1998                                        $ 3.06                     $187.81                      $19.77

     The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock. The stock price performance graph shall not be deemed to be incorporated into any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's executive officers, directors and beneficial owners of 10% or more of the Company's stock file initial reports of ownership and of changes of ownership with the SEC and the NASDAQ Stock Market. Executive officers, directors and 10% beneficial owners are required by securities regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all filing requirements were met during fiscal year 1998.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Company's proxy statement relating to the 2000 Annual Meeting must be received at the Company's offices (addressed to the attention of the Secretary) not later than December 16, 1999. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any shareholder proposal not included in the proxy materials disseminated by the Company for its 2000 annual meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after February 29, 2000. Management proxies will be authorized to exercise discretionary authority with respect to any shareholder proposal not included in the Company's proxy materials unless (a) the Company receives notice of such proposal by February 29, 2000, and (b) the conditions set forth in Rule 14-4(c)(2)(i)-(iii) under the Exchange Act are met.

                             ADDITIONAL INFORMATION

     The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by officers, directors or employees of the Company who will not be specially compensated for such solicitation. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of the Company's proxy statement and Annual Report to Stockholders to beneficial owners of Common Stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so. The Company has retained Kissel-Blake Inc. to assist in solicitation for a fee not to exceed $3,500, plus reasonable expenses.

                                          By Order of the Board of Directors

                                          /S/ SCOTT A. MASON

                                          Scott A. Mason
                                          Secretary and Executive Vice President
McLean, Virginia
April 14, 1999

                                                                      APPENDIX A

                          APACHE MEDICAL SYSTEMS, INC.
                             NON-EMPLOYEE DIRECTOR
                         SUPPLEMENTAL STOCK OPTION PLAN

                      (Adopted Effective January 1, 1999,
                        Subject to Shareholder Approval)

                          APACHE MEDICAL SYSTEMS, INC.

                             NON-EMPLOYEE DIRECTOR
                         SUPPLEMENTAL STOCK OPTION PLAN

                      (ADOPTED EFFECTIVE JANUARY 1, 1999,
                        SUBJECT TO SHAREHOLDER APPROVAL)

SECTION 1.  Purpose.

     The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward qualified non-employee directors by offering them an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success. By permitting Options to be granted on a discretionary basis, the Plan gives the Company more flexibility to address special situations than is possible under the existing APACHE Medical Systems, Inc. Non-Employee Director Stock Option Plan. The Plan is intended to apply to the supplemental grant of an Option to purchase 16,700 shares of Common Stock to each non-employee director by the Board on January 26, 1999.

     Options granted under this Plan shall be nonqualified stock options.

SECTION 2.  Definitions

     Board:  The Board of Directors of the Company.

     Change in Control: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company's assets.

     Code:  The Internal Revenue Code of 1986, as amended from time to time.

     Committee: A committee composed of at least two Non-Employee Directors, within the meaning of Rule 16b-3(b)(3) of the Securities and Exchange Commission, who are responsible for the administration of the Plan in accordance with Section 3. Members of the Committee shall be designated by the Chairman of the Board and shall include the Chairman of the Board if that is consistent with the preceding sentence.

     Common Stock: The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

     Company: APACHE Medical Systems, Inc., a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

     Disabled or Disability:  Permanent and total disability, as defined in Code
Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's termination of membership on the Board.

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

     Fair Market Value: The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in The Wall Street Journal or a similar publication selected by the Committee.

     Option: A nonqualified stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

     Participant:  Any non-employee member of the Board.

     Plan: The APACHE Medical Systems, Inc. Non-Employee Director Supplemental Stock Option Plan, as amended from time to time.

SECTION 3.  Administration.

     (a) Committee.  The Plan shall be administered by the Committee.

     (b) Authority of the Committee. The Committee shall have the authority to construe and interpret the Plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Plan, Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder's consent.

     (c) Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

     (d) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

     (e) Authority of the Board. In addition to the authority otherwise expressly granted to the Board under the Plan, the Board at its discretion may carry out any of the functions of the Committee as set forth in the Plan, in which capacity the Board and the members thereof shall have all of the authority, powers and rights of the Committee and the members thereof as set forth in the Plan.

SECTION 4.  Common Stock Subject to Plan.

     The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 120,000, as adjusted in accordance with the provisions of
Section 8.

     In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) shall be added to the aggregate shares of Common Stock available for issuance.

SECTION 5.  Eligibility.

     Options shall be granted under the Plan solely to individuals who are non-employee members of the Board on the date of grant ("Participants").

SECTION 6.  Terms and Conditions of Options.

     Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate that are not inconsistent with the provisions of the Plan:

          (a) Timing of Option Grants and Number of Underlying Shares. Options shall be granted to such Participants as the Committee may designate at such time or times as the Committee may determine. Each Option agreement shall designate the number of shares of common Stock to which they pertain.

          (b) Exercise Price. The per share exercise price of each Option granted under the Plan shall be 100% of the Fair Market Value per share of Common Stock at the date the Option is granted.

          (c) Vesting of Options. Each Option agreement shall specify the manner in which the Option shall vest.

          (d) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period.

          (e) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price or (iv) by a combination of (i), (ii) and (iii).

SECTION 7.  Treatment of Options Upon Termination.

     (a) Termination due to Disability or Death. Upon the termination of a Participant's membership on the Board by reason of Disability or death, such Participant's Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

     (b) Termination Other than for Cause. Upon the termination of a Participant's membership on the Board or for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant's Options (to the extent vested prior to such termination) may be exercised by such Participant during the three-month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such three month period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date or the expiration of the term of the Options.

     (c) Termination for Cause. Upon termination of a Participant's membership on the Board for Cause (as defined below), the Participant's right to exercise his or her Options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, substantial cause shall include:

          (i) The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

          (ii) A material breach of any material duty or obligation imposed upon the Participant by the Company;

          (iii) Divulging the Company's information; or

          (iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

SECTION 8.  Adjustment Provisions.

     In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.

SECTION 9.  Term of Plan.

     The Plan shall continue until terminated by the Board or until no Common Stock remains available for issuance under Section 4, whichever occurs first.

SECTION 10.  Change in Control.

     In the event of a Change in Control, all outstanding Options shall fully vest in each Participant.

SECTION 11.  General Provisions.

     (a) Board Membership. Nothing in the Plan or in any related instrument shall confer upon any Participant any right to continue as a member of the Board or shall affect the right of the Company to terminate the Board membership of any Participant with or without cause.

     (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuances have been satisfied.

     (c) Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

     (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Virginia.

     (e) Withholding of Taxes. The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, the number of shares of such withheld or surrendered Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the event giving rise to income tax liability with respect to an Option.

     (f) Nontransferability. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.

SECTION 12.  Amendment or Discontinuance of the Plan.

     The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not take any action that would cause the Plan to fail to comply with Rule 16b-3(b)(3) of the Securities and Exchange Commission or any other applicable law or any applicable exchange requirements; and provided further that no such action shall materially and adversely affect any outstanding Options without consent of the respective Participants.

SECTION 13.  Effective Date of Plan.

     The Plan is effective on January 1, 1999; provided that it shall be submitted for approval by the holders of a majority of the outstanding shares of Common Stock of the Company within 12 months thereafter, and Options granted prior to such stockholder approval shall become null and void if such stockholder approval is not obtained. The Plan is intended to apply to the supplemental grant of an Option to purchase 16,700 shares of Common Stock to each non-employee director by the Board on January 26, 1999.

                         FORM OF STOCK OPTION AGREEMENT

Participant Name:  [insert full name of Participant]

APACHE Medical Systems, Inc.
Stock Option Agreement

     You (the "Optionee") have been granted an option (the "Option") to purchase shares of common stock of APACHE Medical Systems, Inc. under the APACHE Medical Systems, Inc. Non-Employee Director Supplemental Stock Option Plan (the "Plan"). The Plan is subject to shareholder approval. The Option is subject to the terms and conditions set forth below and in the Plan.

        1. Number of Shares:

        2. Date of Grant:

        3. Exercise Price Per Share:

        4. Vesting: vests ratably over five years plus provisions for acceleration on change in control as set forth in the Plan

        5. Termination Date: none other than as set forth in the Plan

        6. Option Period: ten years

     By signing this agreement, the Optionee accepts the Option subject to the terms and conditions of the Plan and this Agreement.

OPTIONEE:                                      WITNESS:

---------------------------------------------  ---------------------------------------------
                 (Signature)                                    (Signature)

     APACHE Medical Systems, Inc., by its duly-authorized officer agrees that the Option, as hereby amended, is granted under the terms and conditions of the Plan and this agreement.

                   ATTEST:                             APACHE MEDICAL SYSTEMS, INC.:

By:                                            By:
   ------------------------------------------     ------------------------------------------
                 (Signature)                                    (Signature)

                                      PROXY


                          APACHE MEDICAL SYSTEMS, INC.


                                   PROXY CARD


         Proxy for the Annual Meeting of Stockholders to be held on May 12, 1999. This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby constitutes and appoints Thomas W. Hodson and Peter Gladkin, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of APACHE Medical Systems, Inc. (the "Company") to be held on May 12, 1999, and at any and all adjournments and postponements thereof, on all matters before such meeting.


         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, AND 4; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.


         THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


         PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE


HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?


                                   SEE REVERSE
                                      SIDE


                           /\ FOLD AND DETACH HERE /\

[ X ]  PLEASE MARK YOUR
VOTES AS IN THIS
EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.


                                                                                    FOR            WITHHELD         FOR ALL EXCEPT
1.       Election of Directors                                                     [  ]              [  ]                [  ]


Nominees: Gerald E. Bisbee, Jr., Ph.D., Edward J. Connors, Richard Dessimoz,
Peter Gladkin, Thomas W. Hodson, William A. Knaus, M.D., Lawrence S. Lewin.


(Instruction: To withhold authority to vote for any individual nominee, check the "FOR ALL EXCEPT" box above, and strike a line through the nominee's name listed above.)


                                                                                    FOR             AGAINST            ABSTAIN


2.       Ratification of the adoption by the Board of Directors of the             [  ]              [  ]                [  ]
         Non-Employee Director Supplemental Stock Option Plan.


                                                                                    FOR             AGAINST            ABSTAIN


3.       Approval of Amendment to the Employee Stock Option Plan.                  [  ]              [  ]                [  ]


                                                                                    FOR             AGAINST            ABSTAIN

4.       Ratification of the appointment of Ernst & Young LLP                      [  ]              [  ]                [  ]
         as independent accountants.


         In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting


I plan to attend the meeting.


The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any other adjournments thereof.


Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


SIGNATURE(S)
DATE


/\ FOLD AND DETACH HERE /\